                                                                    Exhibit 10.8

     EMPLOYMENT AGREEMENT, dated as of December 13, 1996, between C-Care, Inc., a New Jersey corporation (the "Company"), and Stanley Slipakoff ("Employee").

     PSS C-Care, Inc., a Delaware corporation ("PSS Sub") and a wholly-owned subsidiary of Physician Support Systems, Inc., a Delaware corporation ("PSS"), is acquiring all of the issued and outstanding capital stock of each of the Company, H.O.P.E. Enterprises Group, Inc., a New Jersey corporation, and Professional Medical Recovery Service, Inc., a New Jersey corporation (each a "MARS Company" and, collectively, the "MARS Companies"), pursuant to the Stock Purchase Agreement, dated as of December 13, 1996, among PSS, PSS Sub, Employee, George J. Weinroth, Herman Mattleman, James Greenberg, Anthony J. Mackiewicz, Anthony Diluca, John C. Miller III and Dennis Gaspari (the "Stock Purchase Agreement").

     Employee acknowledges and agrees that this Agreement is being entered into in connection with the sale of all of his shares of capital stock of the MARS Companies to PSS Sub pursuant to the Stock Purchase Agreement.

     The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and subject to the conditions set forth herein.

     As a material inducement to PSS and PSS Sub to consummate the transactions contemplated by the Stock Purchase Agreement, PSS, PSS Sub and the Company desire that Employee enter into the covenants set forth in Section 5 hereof, and Employee agrees to enter into such covenants. Employee's execution of this Agreement is a condition to PSS's obligation to consummate such transactions.

     Based upon the mutual covenants and consideration set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     Section 1.  Term.  The initial term of employment of Employee by the
                 ----
Company hereunder shall commence upon the date of this Agreement (the "Commencement Date") and end on December 31, 1999, unless extended on terms agreed upon between Employee and the Company (such term being hereinafter referred to as the "Employment Period"). Notwithstanding the foregoing, the Employment Period shall automatically be extended for two succeeding one-year periods unless Employee or the Company gives notice to the other party at least 180 days but not more than 280 days prior to the expiration of the initial Employment Period or the first one-year extension, as the case may be, of such party's intention not to extend the Employment Period. If such notice is given, the Employment Period shall terminate at the end of the initial Employment Period or at the end of the first one-year extension, as the case may be. The Employment Period may be earlier terminated pursuant to the provisions of this Agreement.

     Section 2.  Duties.
                 ------

             2.1.  Scope. During the Employment Period, Employee shall perform
                   -----
senior management services requiring substantially the same time commitment and encompassing substantially the same responsibilities as Employee has, in good faith and in the ordinary course of business, performed for the MARS Companies prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, shall, along with other management staff of PSS and its affiliates, perform transition and integration services in connection with the acquisition of the MARS Companies by PSS, and shall include such other management services (including management services for PSS and its other affiliates) as Employee and the Company may from time to time agree (collectively, the "Services"). During the Employment Period, the Employee shall hold the office of Vice President of the Company and report to the President and to the Chief Operating Officer of the Company.

             2.2.  Performance. (a) During the Employment Period, Employee will
                   -----------
render the Services to the Company in conformity with professional standards and in a prudent and workmanlike manner. Employee shall promote the interests of the Company and its affiliates in carrying out Employee's duties and shall not deliberately take any action which could, or deliberately not take any action which non-action could, reasonably be expected to have a material adverse effect upon the business of the Company, PSS or their respective affiliates.

       (b) The Services shall principally be rendered at the Company's principal offices in Camden, New Jersey, or at a location within 100 miles of Camden (the "Employment Area"), with such travel as shall be reasonably required in the performance of the Services; provided that Employee shall not be required to spend more than 25% of his time in the performance of the Services on travel requiring an overnight stay outside of the Employment Area.

       (c) Employee shall, to the same extent as the directors and officers of PSS's other subsidiaries, be indemnified by PSS from any and all liabilities (including reasonable attorney's fees and costs) incurred by reason of the fact that: (i) on and after the date hereof, Employee is an employee of the Company and (ii) Employee is a member of the Board of Directors and is an officer of the Company (to the extent Employee serves as such a director); provided that such indemnity shall be pursuant to, and to the maximum extent permitted by, the certificate of incorporation and bylaws of PSS, PSS Sub and the Company. As a director and/or officer of the Company (to the extent Employee serves in such capacity), Employee shall, to the same extent as the directors and officers of PSS and PSS's other subsidiaries, be covered by liability insurance against liabilities as to which Employee is permitted to be indemnified to the maximum extent permitted by the certificate of incorporation and bylaws of PSS, PSS Sub and the Company.

     Section 3.  Compensation.
                 ------------

             3.1.  Salary. As compensation for the Services, the Company shall
                   ------
pay to the Employee an annual base salary of $150,000 (the "Salary"), payable in equal installments in accordance with the Company's normal payroll practices, which Salary shall be adjusted annually, based upon the increase, if any, in the Consumer Price Index, as published by the United States Department of Commerce, and shall be subject to annual review for increase at the sole discretion of the Board of Directors of the Company.

             3.2.  Employee Stock Options. As additional compensation for the
                   ----------------------
Services, Employee shall be entitled to a grant of stock options under PSS's Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"), awarded by PSS's Board of Directors or a committee thereof administering the Stock Option Plan, based upon Employee's achievement of certain performance objectives for calendar year 1997. The terms and amount of such grant, and such performance objectives, for calendar year 1997 are set forth on Annex A attached hereto.

             3.3.  Reimbursement. Pursuant to the Company's standard
                   -------------
reimbursement policies, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee directly related to the performance by Employee of the services hereunder. Employee shall account for such expenses in accordance with the Company's reasonable record-keeping requirements.

     Section 4.  Employee Benefits.  During the Employment Period, Employee
                 -----------------
shall be eligible for the employee benefits (including, without limitation, medical coverage) generally provided by PSS to its senior management employees. The Company reserves the right to expand, restrict, designate or eliminate the benefits provided to Employee so long as such expansion, restriction, designation or elimination applies generally to all of PSS's senior management employees. Employee shall be entitled to vacations consistent with PSS's vacation policy for senior management employees.

     Section 5.  Non-Competition; Non-Disclosure.
                 -------------------------------

             5.1.  Clients. Employee recognizes and acknowledges that, after the
                   -------
Commencement Date, (a) all clients and/or accounts serviced by the Company, any of its affiliates, Employee or the Company's or its affiliates' other employees during Employee's employment with the Company, including all clients and/or accounts acquired by Employee due to such Employee's efforts during the term of such Employee's employment with the Company, are the clients and accounts of the Company or its affiliates, as the case may be (collectively, "Existing Accounts"), and (b) all businesses or individuals who (i) have been contacted by Employee or the Company or any of its affiliates with a view toward having such business or entity retain the Company or any of its affiliates during Employee's employment with the Company to provide services or (ii) are known to Employee as a result of his employment with the Company as prospective clients and accounts of the Company or its affiliates, as the case may be (collectively, "Prospective Accounts," and, with Existing Accounts, "Client Accounts").

             5.2.  Non-Disclosure.  (a) Except as otherwise provided in this
                   --------------
Section 5.2, Employee shall not, during or after the Employment Period, disclose any confidential or proprietary information of the Company or of its affiliates to any person, firm, corporation, association or other entity (other than the Company, its affiliates, officers or employees thereof) for any reason or purpose whatsoever (other than in the normal course of business on a need to know basis after Employee has received assurances that the confidential or proprietary information shall be kept confidential), nor shall Employee make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, corporation or other entity, except the Company or its affiliates. As used herein, the term "confidential or proprietary information" means all information which is or becomes known to Employee and relates to matters such as trade secrets, research and development activities, business or financing plans, acquisition opportunities, computer software, books and records, customer or potential customer lists (including, without limitation, any list of Client Accounts or any part thereof), vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by Employee or a person who received such information from Employee).

       (b) If Employee is requested or required by law or judicial order to disclose any confidential or proprietary information, Employee shall provide the Company with prompt notice of any such request for such information or requirement so that the Company may seek an appropriate protective order or waiver of Employee's compliance with the provisions of this clause. Employee will not oppose action by, and will cooperate with, the Company to obtain, at the Company's expense, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. During the Employment Period, and for matters arising from events or circumstances occurring during the Employment Period, the Company will provide for the defense of matters arising under this provision.

       (c) Employee agrees that Employee will promptly and fully disclose to the Company (i) all inventions, ideas, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period and which shall in any way relate to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and (ii) all tangible work product (whether in the nature of developed ideas, know-how, trade secrets and similar intellectual property) and inventions (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period which relates in any way to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and all such inventions, ideas, trade secrets and know-how shall be and remain the sole and exclusive property of the Company. At the request of the Company, Employee shall, during the Employment Period, without charge to the Company, but at the expense of the Company, assist the Company in any reasonable way to vest in it title to all such inventions, ideas, trade secrets and know-how and to obtain any patents, trademarks or copyrights thereon in all countries throughout the world. In this regard, Employee shall execute and deliver any and all documents that the Company may reasonably request, including applications for patents, copyrights and assignments thereof.

             5.3.  Restrictive Covenant.  Employee hereby acknowledges and
                   --------------------
recognizes Employee's possession of confidential or proprietary information and the highly competitive nature of the business of the Company and its affiliates and accordingly agrees that, in consideration of PSS causing the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company's entering into this Agreement, and the premises contained herein, Employee will not, from and after the Commencement Date and for the period ending three years after the date of termination of the Employment Period, either individually or as an officer, director, employee, partner, agent or principal of another business firm, (i) directly or indirectly engage in the United States in any business which is competitive with the business conducted by the MARS Companies (including seeking or accepting employment with a client of any MARS Company or any of its affiliates) (a "Competitive Business"), (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), (iii) solicit, professionally contact or provide medical billing, accounts receivable, accounting, collection agency, financial or consulting services to any Client Account or (iv) induce employees of the MARS Companies, PSS or any affiliate of PSS to terminate their employment with the MARS Companies, PSS or such affiliate, as the case may be, or hire any employees of the MARS Companies, PSS or any other affiliate of PSS to work with any Seller or any company or business affiliated with any Seller. Notwithstanding clauses (i),
(ii) and (iii) of the immediately preceding sentence, Employee may participate in, operate or expand, any business in which Employee has an interest, including a software development business; provided that such business does not directly or indirectly compete with the businesses of any MARS Company, PSS or any of their respective affiliates, in each case as conducted as of the date hereof or as of the time that Employee proposes to enter into such business.

             5.4.  Remedies.  Employee acknowledges that the Company may elect
                   --------
to specifically enforce Section 5.3 (the "Restrictive Covenant") by injunctive or other equitable remedies (as provided in Section 8.4) as well as seek damages as a result of Employee's breach of the Restrictive Covenant. Employee recognizes that the right to service each Client Account is a valuable asset of the Company or its affiliates and that the precise value of the loss of such asset may be difficult to measure in monetary sums.

     Section 6.  Termination.
                 -----------

             6.1.  Death or Disability.  If the Employee should die during the
                   -------------------
Employment Period, the Employment Period shall terminate as of the date of death. If the Employee becomes unable to perform the Services reasonably satisfactorily for at least 180 consecutive days during the Employment Period due to a physical or mental disability, the Company may elect to terminate the Employment Period at any time thereafter, provided the Employee still suffers from such disability; and the Employment Period shall terminate as of the date of such election. All disabilities shall be certified by a physician reasonably acceptable to Employee and to the Company. The Employee's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination shall be conclusive evidence of the Employee's inability to perform his duties hereunder.

             6.2.  Cause.  The Company, at its option, may terminate the
                   -----
Employment Period and all of the obligations of the Company hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder in the event of (i) the Employee's conviction of, or plea of guilty or nolo contendere to (A) a felony or (B) a fraudulent or deliberately dishonest act which results in a material adverse effect on the Company, (ii) the Employee's material breach of this Agreement or
(iii) the Employee's gross negligence or bad faith in the performance of the Services.

             6.3.  Good Reason.  Employee, at his option, may terminate the
                   -----------
Employment Period for Good Reason; provided that, in the case of a termination for Good Reason pursuant to clause (i) or (ii) of the definition thereof, Employee shall give the Company notice of such termination at least 30 days prior to the effective date of such termination during which time the Company shall have the right to remedy such transfer of location or such substantial adverse alteration, if any, in Employee's title, position or status, as the case may be. If such transfer of location or such substantial adverse alteration, as the case may be, is remedied by the Company prior to the effective date of such termination, the Employment Period shall not terminate for Good Reason. For the purposes of this Agreement, "Good Reason" shall mean (i) the transfer by PSS or the Company of the location where Employee is to primarily perform the Services to a location outside of the Employment Area, or (ii) the substantial adverse alteration in Employee's title, position or status.

             6.4.  Payments in the Event of Termination.  (a) If the Employment
                   ------------------------------------
Period is terminated or expires pursuant to Section 1, Section 6.1 or Section 6.2, the Company shall pay the Employee any Salary earned to the date of such termination or expiration, as the case may be.

       (b) If the Employment Period is terminated by the Company (other than pursuant to Section 1, 6.1 or 6.2), the Company shall pay Employee an amount equal to the sum of (A) any Salary earned to the date of termination plus (B) an amount equal to his Salary (as in effect on the date of termination) for the then-remaining term of the Employment Period (assuming no extension thereof).

       (c) If the Employment Period is terminated pursuant to Section 6.3, the Company shall pay Employee an amount equal to the sum of (A) any Salary earned to the date of the termination plus (B) an amount equal to his Salary (as in effect on the date of termination) for the then-remaining term of the Employment Period (assuming no extension thereof).

             6.5.  Termination Obligations.  In the event of termination of the
                   -----------------------
Employment Period in accordance with this Section 6, all obligations of the Company shall terminate, except as specifically set forth in Section 6.4.

     Section 7.  Transition.  In the event of termination of the Employment
                 ----------
Period, Employee shall use Employee's best efforts to assist the Company in maintaining the Company's professional relationship with all Client Accounts. To such end, Employee shall cooperate and assist the Company, at the Company's direction and instruction, to retain and transition each Client Account during the transition period between the receipt of notice of the termination of employment and the final day of employment.

     Section 8.  Miscellaneous.
                 -------------

             8.1.  Assignment; Benefit.  This Agreement is personal in its
                   -------------------
nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation or transfer of all or substantially all of its assets.

             8.2.  Notices.  All notices, requests and other communications to
                   -------
any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company, at:

                C-Care, Inc.
                c/o Physician Support Systems, Inc.
                Route 230 and Eby-Chiques Road
                P.O. Box 36
                Mt. Joy, Pennsylvania 17552
                Telecopy:     717-653-0567
                Attention:    Peter W. Gilson
                Hamilton F. Potter III


If to the Employee, at:

                Stanley Slipakoff
                C-Care, Inc. t/a The MARS Group
                319 Cooper Street
                Camden, New Jersey 08102
                Telecopy:  215-625-3778
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be deemed to have been given when received or, if given by mail, when delivered at the address specified in this
Section 8.2 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

              8.3.  Entire Agreement; Amendments and Waivers.  This Agreement
                    ----------------------------------------
represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all negotiations and prior agreements. No amendment, alteration, modification, or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such amendment, alteration, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

             8.4.  Specific Performance.  In the event of a breach or threatened
                   --------------------
breach by Employee of the provisions of Section 5, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Employee of the provisions of Section 5. Without limiting the generality of the foregoing, Employee acknowledges that, in the event of a breach or threatened breach by him of any of the provisions of
Section 5, the Company's damages may exceed the value of the consideration received by Employee in the connection with the purchase of his shares of capital stock of the MARS Companies pursuant to the Stock Purchase Agreement.

             8.5.  Enforceability.  It is the desire and intent of the parties
                   --------------
hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

             8.6.  Acknowledgment.  Employee acknowledges that Employee has read
                   --------------
this Agreement and has been afforded the opportunity to discuss and review this Agreement with the Company and/or an attorney of Employee's choice. Employee understands that execution of this Agreement and acceptance of its terms are conditions to PSS causing the consummation of the transactions contemplated by the Stock Purchase Agreement, including Employee's employment with the Company.

             8.7.  Headings.  Descriptive headings are for convenience only and
                   --------
shall not control or affect the meaning or construction of any provision of this Agreement.

             8.8.  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

             8.9.  GOVERNING LAW; JURISDICTION.  THIS AGREEMENT WILL BE GOVERNED
                   ---------------------------
BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS

PRINCIPLES. EACH PARTY HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN THE CITY OF PHILADELPHIA, PENNSYLVANIA IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT.

             IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                         C-CARE, INC.



                         By:
                            -------------------------------------
                            Name:
                            Title:


                         ----------------------------------------
                         Stanley Slipakoff


                         With respect to is obligations hereunder:

                         PHYSICIAN SUPPORT SYSTEMS, INC.



                         By:
                            -------------------------------------
                            Name:
                            Title:

                                      -9-